Exhibit 3.122

Limited Liability Company Agreement

of

Insurance Auto Auctions Tennessee LLC

a Tennessee limited liability company

OPERATING AGREEMENT

OF

INSURANCE AUTO AUCTIONS TENNESSEE LLC

a Tennessee limited liability company

THIS OPERATING AGREEMENT of Insurance Auto Auctions Tennessee LLC (the “LLC”) is made by Insurance Auto Auctions, Inc., an Illinois corporation, as of February 12, 2010 (the “Effective Date”). Unless otherwise indicated, capitalized words and phrases in this Operating Agreement (the “Agreement”) shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit A.

ARTICLE I

FORMATION

SECTION 1.1. Formation; General Terms. The LLC was formed on February 12, 2010 upon the filing of the Articles of Organization (the “Articles”) in the Office of the Secretary of State of the State of Tennessee, Division of Business Services. The terms and conditions of the LLC shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, but only to the extent permitted by law.

SECTION 1.2. Name. The name of the LLC shall be “Insurance Auto Auctions Tennessee LLC.”

SECTION 1.3. Purposes. The purpose of the LLC shall be to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

SECTION 1.4. Principal Place of Business; Registered Office. The LLC’s principal place of business and the name and address of its registered agent are as set forth in the Articles attached hereto as Exhibit B.

SECTION 1.5. Commencement and Term. The term of the LLC commenced upon the filing of the Articles. The term of the LLC shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement. Except as otherwise provided herein, the LLC shall have perpetual existence.

SECTION 1.6. Tax Classification; Requirement of Separate Books and Records and Segregation of Assets and Liabilities. The parties acknowledge that because the LLC will have a single Member pursuant to Treasury Regulation Sections 301.7701-3, the LLC shall be disregarded as an entity separate from its owner for federal income tax purposes until the effective date of any election it may make to change its classification for federal income tax purposes to that of a corporation by filing IRS Form 8832, Entity Classification Election, or until the LLC has more than one Member in which case it would be treated as a partnership for federal income tax purposes (provided that the LLC has not elected on Form 8832 to be treated as a corporation). In all events, however, the LLC shall keep books and records separate from those of its Member and shall at all times segregate and account for all of its assets and liabilities separately from those of its Member.

SECTION 1.7. Title to Assets; Transactions. The LLC shall keep title to all of its assets in its own name and not in the name of its Member. The LLC shall enter into and engage in all transactions in its own name and not in the name of its Member. In furtherance thereof, the LLC may evidence its execution of instruments as follows:

Insurance Auto Auctions Tennessee LLC

By:	Insurance Auto Auctions, Inc.,
an Illinois Corporation
Its Sole Member

By:	/s/ Thomas O’Brien
Thomas O’Brien (Printed Name)
CEO (Officer Title)

OR

Insurance Auto Auctions Tennessee LLC

By:	/s/ Thomas O’Brien
Thomas O’Brien (Printed Name)
CEO (Officer Title)

ARTICLE II

LIABILITY OF MEMBERS

SECTION 2.1. Liability of Members. The Member shall not be liable for any debts or losses of capital or profits of the LLC or be required to contribute or lend funds to the LLC.

ARTICLE III

MEMBERS AND MEMBERSHIP INTERESTS

SECTION 3.1 Original Member. The Original Member of the LLC and its percentage Membership Interest is listed on Exhibit C attached hereto.

SECTION 3.2 Additional Members. Additional members may be admitted into the LLC on such terms and conditions as may be agreed upon by the Members. Unless named in this Agreement, or unless admitted to the LLC as a substituted or new member as provided herein, no person shall be considered a Member, and the LLC need deal only with the Members so named and so admitted. The LLC shall not be required to deal with any other person by reason of an assignment by a Member or by reason of the bankruptcy of a Member, except as otherwise provided in this Agreement.

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ARTICLE IV

DISTRIBUTIONS

SECTION 4.1. Distributions. Subject only to (i) any and all other contractual restrictions agreed to by the LLC or its Member in writing or (ii) as otherwise required by law, the Member shall have authority to cause the LLC to distribute cash or property to the Member, in such amounts, at such times and as of such record dates as the Member shall determine.

ARTICLE V

MANAGEMENT

SECTION 5.1. Management. The LLC shall be managed by its Member, who shall, except as set forth herein, have complete authority and exclusive control over the business and affairs of the LLC. As provided in the Act, the LLC may have a President and other officers who are agents of the LLC and are authorized to carry on the business of the LLC and to execute business instruments which bind the LLC.

SECTION 5.2. Limitation of Liability. The debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC and the Member shall not be obligated personally for any such debt, obligation or liability of the LLC. The failure of the LLC, if any, to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member for liabilities of the LLC.

Notwithstanding any other provision to the contrary contained in this Agreement, the Member shall not be liable, responsible or accountable in damages or otherwise to the LLC or any other Person for any loss, damage, cost, liability or expense incurred by reason of or caused by any act or omission performed or omitted by the Member, whether alleged to be based upon or arising from errors in judgment, negligence or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except, and then only to the extent, the Member engages in fraud.

SECTION 5.3. Indemnification. The LLC shall indemnify the Member against any losses, liabilities, damages or expenses (including, without limitation, attorney fees and expenses in connection therewith and amounts paid in settlement thereof) to which the Member may directly or indirectly become subject in connection with the LLC, but only to the extent that the Member did not engage in fraud. The LLC may in the sole judgment of the Member pay the expenses incurred by any Member indemnifiable hereunder in connection with any proceeding in advance of the final disposition, so long as the LLC receives an undertaking by such Member to repay the full amounts advanced if there is a final determination that such Member is not entitled to indemnification as provided herein. The rights to indemnification and to the advancement of expenses conferred in this Section 4.3 shall not be exclusive of any other right that any Member may have or hereafter acquire under any statute, agreement, or otherwise.

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ARTICLE VI

TRANSFER OF INTERESTS

SECTION 6.1. Transfer of Interests. The Member may transfer its Interest at such time, in such amount and pursuant to such terms, in whole or in part, as the Member shall in its sole discretion determine.

ARTICLE VII

DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

SECTION 7.1. Dissolution Triggers. The LLC shall dissolve only upon the first to occur of any of the following events:

(a) The determination by the Member that the LLC should be dissolved.

(b) The entry of a decree of judicial or administrative dissolution under the Act.

SECTION 7.2. Winding Up. Upon a dissolution of the LLC, the Member, or, if there is no Member, a court appointed liquidating trustee, shall take full account of the LLC’s assets and liabilities and wind up the affairs of the LLC.

SECTION 7.3. Liquidating Distributions. Following the dissolution of the LLC, the assets of the LLC shall first be applied to satisfy claims of creditors and then shall be distributed to the Member in liquidation by the Persons charged with winding up the affairs of the LLC.

ARTICLE VIII

BOOKS AND RECORDS

SECTION 8.1. Books and Records. The LLC shall keep books and records at its principal place of business, which shall set forth an accurate account of all transactions of the LLC and which shall enable the LLC to comply with the requirement under Sections 1.6 and 1.7 above that it segregate and account for its assets and liabilities separately from those of the Member.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Member and its personal representative, heirs and assigns.

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SECTION 9.2. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Person.

SECTION 9.3. Entire Agreement; No Oral Limited Liability Company Agreements. This Agreement constitutes the entire agreement with respect to the affairs of the LLC and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The LLC shall have no oral limited liability company agreements.

SECTION 9.4. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 9.5. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

SECTION 9.6. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

SECTION 9.7. Governing Law. The laws of the State of Tennessee shall govern the validity of this Agreement, the construction and interpretation of its terms and organization and internal affairs of the LLC and the limited liability of its officers and Members.

SECTION 9.8. Facsimile Execution. This Agreement may be executed by facsimile and such facsimile execution shall have the full force and effect of an original signature.

SECTION 9.9. Time of the Essence. Time is of the essence with respect to each and every term and provision of this Agreement.

SECTION 9.10. Exhibits. The Exhibits to this Agreement, each of which is incorporated by reference, are:

EXHIBIT A: Glossary of Terms.

EXHIBIT B: Articles of Organization

EXHIBIT C: Capital Contribution and Membership Interests

SIGNATURES FOLLOW ON NEXT PAGE

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EXECUTION PAGE

TO THE

OPERATING AGREEMENT

OF

INSURANCE AUTO AUCTIONS TENNESSEE LLC

A Tennessee limited liability company

IN WITNESS WHEREOF, the Member has executed this Agreement to be effective as set forth above.

MEMBER

INSURANCE AUTO AUCTIONS, INC., AN ILLINOIS CORPORATION

By:	/s/ Thomas C. O’Brien
Thomas C. O’Brien, President

EXHIBIT A

TO THE

OPERATING AGREEMENT

OF

INSURANCE AUTO AUCTIONS TENNESSEE LLC

A TENNESSEE LIMITED LIABILITY COMPANY

GLOSSARY OF TERMS

“Act” shall mean the Tennessee Revised Limited Liability Company Act, Tennessee Code Annotated, Sections 4-249-101 et seq. (as amended from time to time).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

“Effective Date” shall have the meaning set forth in introductory paragraph of this Agreement.

“Interest” shall mean all of the rights, privileges, preferences and obligations of a Member with respect to the LLC created under this Agreement or under the Act.

“Person” shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

EXHIBIT B

TO THE

OPERATING AGREEMENT

OF

INSURANCE AUTO AUCTIONS TENNESSEE LLC

A TENNESSEE LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

EXHIBIT C

TO THE

OPERATING AGREEMENT

OF

INSURANCE AUTO AUCTIONS TENNESSEE LLC

A TENNESSEE LIMITED LIABILITY COMPANY

CAPITAL CONTRIBUTION AND MEMBERSHIP INTERESTS

Member	Initial Capital Contribution	Membership Interest
Insurance Auto Auctions, Inc. Two Westbrook Center Suite 500 Westchester, IL 60154	$300	100%